Exhibit 99.1

Genworth Financial Announces New Timing For Planned Minority Initial

Public Offering (IPO) Of Australian Mortgage Insurance Business

Richmond, VA (April 17, 2012) – Genworth Financial, Inc. (NYSE: GNW) today announced a new timeframe for completing its planned minority initial public offering (IPO) of up to 40 percent of its Australian mortgage insurance (MI) business. Genworth is now seeking to complete the IPO in early 2013, subject to market conditions, valuation considerations including business performance, and regulatory approvals. The Australian MI capital ratio remains sound, and the company is continuing the IPO regulatory review process. Genworth had previously targeted a second quarter 2012 IPO.

This new timeframe primarily reflects recent business performance in Australia. For the 2012 first quarter, the company expects to report elevated loss experience in Australia as lenders accelerated the processing of later-stage delinquencies from prior years through to foreclosure and claim at a higher rate and severity than expected, particularly in coastal areas of Queensland that experienced natural catastrophes and regional economic slowdowns and among certain groups of small business owners and self-employed borrowers. First quarter experience is anticipated to result in a modest first quarter loss in the Australian MI business. A detailed report on Genworth’s first quarter financial results will be provided on the company’s May 2, 2012 earnings call.

Genworth has been pursuing the Australian MI IPO as part of its business portfolio management strategies. Genworth’s liquidity and risk buffer plans are not dependent on the IPO, with the holding company having approximately $1.4 billion in cash and highly liquid securities at March 31, 2012.

This press release is not an offer to sell, or a solicitation of an offer to buy, any securities. The securities referred to in this press release have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933. If an offer of securities which requires disclosure in Australia is made, a disclosure document for the offer will be prepared at that time. Any person who wishes to apply to acquire securities will need to complete the application form that will be in or will accompany the disclosure document. In addition, this press release is not intended for public distribution in Australia.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a leading Fortune 500 insurance holding company dedicated to helping people secure their financial lives, families and futures. Genworth has leadership positions in offerings that assist consumers in protecting themselves, investing for the future and planning for retirement — including life insurance, long term care insurance, financial protection coverages, and independent advisor-based wealth management — and mortgage insurance that helps consumers achieve home ownership while assisting lenders in managing their risk and capital.

Genworth has approximately 6,400 employees and operates through three divisions: Insurance and Wealth Management, which includes U.S. Life Insurance, Wealth Management, and International Protection segments; Mortgage Insurance, which includes U.S. and International Mortgage Insurance segments; and the Corporate and Runoff division. Its products and services are offered through financial intermediaries, advisors, independent distributors and sales specialists. Genworth Financial, Inc., which traces its roots back to 1871, became a public company in 2004 and is headquartered in Richmond, Virginia. For more information, visit genworth.com. From time to time, Genworth Financial, Inc. releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company’s future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks. Specifically, adverse market, business or other conditions might delay or impede the company’s planned initial public offering of its mortgage insurance business in Australia. While the company expects that this transaction is achievable, the timing depends on market conditions, valuation considerations including business performance, and regulatory approvals. There can be no assurance that this transaction can be executed within the targeted timeframe or on the desired terms. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Contact Information:

Investors:	Georgette C. Nicholas, 804 662.2248

investorinfo@genworth.com

Media:	Al Orendorff, 804.662.2534

al.orendorff@genworth.com